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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 29, 2004
ESCHELON TELECOM, INC. (Exact name of registrant as specified in its charter)
DELAWARE		41-1843131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
730 Second Avenue Minneapolis, MN	55402

(Address of principal executive offices)	(Zip Code)
(Registrant's telephone number, including area code)	(612) 376-4400
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On November 29, 2004, we entered into a registration rights agreement pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission with respect to an offer to exchange the notes referred to below under Item 2.03 for a new issue of notes registered under the Securities Act of 1933 (as amended, the Securities Act) within 90 days after the date of issuance of the notes. We are also obligated to cause the registration statement to be declared effective prior to 180 days after the date of issuance of the notes. We may be required to provide a registration statement to effect resales of the notes. The exchange notes will have terms substantially identical to the notes we recently offered, except that they may be publicly traded. In addition, in certain circumstances, we have agreed to file a shelf registration statement that would allow the holders to offer some or all of the notes to the public. If we fail to satisfy any of our obligations, we may be required to pay additional interest. If we must pay additional interest, we will pay it in cash on the same dates that we make interest payments on the notes until we remedy the registration default.

        On November 29, 2004, our subsidiary Eschelon Operating Company entered into an escrow agreement with The Bank of New York Trust Company, N.A., as escrow agent and trustee, pursuant to which the gross proceeds of the offering of notes referred to below under Item 2.03 were placed into escrow together with an amount of cash or treasury securities, so that the escrowed funds would be sufficient to pay a redemption price equal to 80.480% of the principal amount at maturity of the notes, plus accrued interest to the date of redemption. The proceeds from the offering will be released from escrow upon receipt of regulatory approvals for our acquisition of Advanced TelCom, Inc. (the ATI Acquisition) and completion of certain related transactions.

Item 2.03    Creation of a Direct Financial Obligation

        On November 29, 2004, our subsidiary Eschelon Operating Company issued an additional $65,000,000 aggregate principal amount at maturity of its 8.375% Senior Second Secured Notes due 2010. The new notes were issued under the indenture dated as of March 17, 2004, as amended and supplemented, under which we previously issued $100 million aggregate principal amount at maturity of 8.375% Senior Second Secured Notes due 2010. The new notes benefit from the same guarantees and security as the previously issued notes and are part of the same class of debt securities under the indenture. The new notes have substantially the same terms as the outstanding notes, except that the new notes have certain registration rights provided under the registration rights agreement referred to above in Item 1.01 and are subject to transfer restrictions. Further, the new notes are subject to special redemption on January 31, 2005, at a redemption price equal to 80.480% of the principal amount at maturity of the notes, plus accrued interest to the date of redemption, if the ATI Acquisition is not consummated by January 31, 2005. The notes may also be redeemed at our option, in whole, but not in part, at any time on or prior to January 31, 2005 if, in our sole judgment, the ATI Acquisition will not be consummated by January 31, 2005, at a redemption price equal to 80.480% of the principal amount at maturity of the notes, plus accrued interest to the date of redemption, if the notes are redeemed after December 31, 2004, or 79.248% of the principal amount at maturity of the notes, plus accrued interest to the date of redemption, if the notes are redeemed on or prior to December 31, 2004.

        The notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as such terms are defined under the Securities Act) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Item 8.01    Other Events

Exhibit 99.1.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 2, 2004	Eschelon Telecom, Inc.
/s/ Geoffrey M. Boyd
	By:	Geoffrey M. Boyd
	Title:	Chief Financial Officer

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Exhibit Index

Exhibit 99.1	Press release

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SIGNATURE
Exhibit Index